PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11717

To vote by Internet

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website www.proxyvote.com
3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-800-690-6903
3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement.
2)	Check the appropriate boxes on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40724-P20737                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COHEN & STEERS

			For	Withhold	For All	To withhold authority to vote for any individual
Vote on Directors			All	All	Except	nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.
1.	Election of Directors.
	Nominees:		☐	☐	☐

	1.1	GEORGE GROSSMAN
	1.2	ROBERT H. STEERS
	1.3	C. EDWARD WARD JR.

2.	To transact such other business as may properly come before the meeting.

The Shares of stock represented by this Proxy will be voted in accordance with the specifications made above.

If no specifications are made, such shares will be voted FOR the election of all the nominees for Director. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournments or postponements therof.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Please sign exactly as your name(s) appear(s) on the books and records of the Fund. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Note: Please be sure to sign and date this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement is available at www.proxyvote.com.

M40725-P20737

COHEN & STEERS 280 PARK AVENUE NEW YORK, NEW YORK 10017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking such prior appointments, the undersigned appoints Denise Thomas and Lester J. Lay (or, if only one shall act, then that one) proxies with the power of substitution to vote all the stock of the Cohen & Steers Fund, referenced on the reverse side of card, registered in the name of the undersigned at the Annual Meeting of Stockholders to be held at the offices of Cohen & Steers Capital Management, Inc., 280 Park Avenue, 20th Floor, New York, New York 10017 on April 26, 2012 and at any adjournments or postponements thereof and to otherwise represent the undersigned at the meeting with all power possessed by the undersigned if personally present at the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
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